POWER OF ATTORNEY for Executing Forms 3, 4 and 5
	KNOW ALL MEN BY THESE PRESENTS, that the
undersigned hereby constitutes and appoints each of Darrell Smith, Edward J. Richardson, or Amy Recchio, signing singly, his/her true and lawful attorney-in-fact to:
	(1)	execute for and on behalf of the undersigned
Forms 3, 4 and 5 in accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the rules thereunder,
with respect to the undersigned's beneficial ownership of
securities of Radiation Therapy Services, Inc. (the "Company");
	(2)	do and perform any and all acts for and on
behalf of the undersigned which may be necessary or
desirable to complete the execution of any such Form 3, 4 or
5 and the timely filing of such form with the United States
Securities and Exchange Commission and any other
authority; and
	(3)	take any other action of any type whatsoever
in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.
	The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such attorney-in-fact might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.
	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file
Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.
	IN WITNESS WHEREOF, the undersigned has
caused this Power of Attorney to be executed as of this 17th day of June, 2004.

				__/s/ Joseph Biscardi_______________
				Joseph Biscardi